FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                November 06, 1998


           AMERICA FIRST TAX EXEMPT MORTGAGE FUND LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


       Delaware      	                   					              0-14314
(State of Formation)						                          (Commission File Number)

                                  47-0695511
                     (IRS Employer Identification Number)


   Suite 400, 1004 Farnam Street,
          Omaha, Nebraska                                             68102
(Address of principal executive offices)	                           (Zip Code)


	                               (402) 444-1630
	            (Registrants' telephone number, including area code)












































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	    Item 5.  Other Events.  The general partner of America First Tax Exempt
Mortgage Fund Limited Partnership (the "Partnership") has decided to extent the period for BUC holders to consent to the proposed merger between the
Partnership and America First Tax Exempt Investors, L.P. until January 29,
1999.  The Partnership has issued a  press release on November 6, 1998 announcing this decision.  A copy of the press release is attached as an exhibit hereto.

     Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          Press Release dated November 6, 1998.






























































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                                  EXHIBIT 99


                     Press Release dated November 6, 1998








































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PRESS RELEASE	                                 FOR IMMEDIATE RELEASE

NOVEMBER 6, 1998	                              US 1 DISTRIBUTION

CONTACT:	 Maurice E. Cox, Jr.	                 SYMBOL:  AFTXZ
	         402/444-1630



(Omaha, NE) Management of America First Tax Exempt Mortgage Fund, Limited Partnership (NASDAQ: AFTXZ) announced today that it has extended its current Consent Solicitation until January 29, 1999. Unitholders of record as of September 25, 1998, are eligible to vote.

Fund Management is asking its Unitholders to approve a merger of the Partnership into a new tax exempt mortgage partnership that will have a broader investment mandate than the current Partnership. Management has proposed a plan that would provide for growth of assets in the newly structured partnership.
























































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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 06, 1998    AMERICA FIRST TAX EXEMPT MORTGAGE
                              FUND LIMITED PARTNERSHIP

                              By America First Capital
                                   Associates Limited
                                   Partnership Two, General
                                   Partner of the Registrant

                              By America First Companies L.L.C.,
                                   General Partner of America First
                            				   Capital Associates Limited
                            				   Partnership Two

                              By /s/ Michael Thesing
                                   Michael Thesing
                                   Vice President
				                               and Principal Financial Officer




















































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